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                                                                     EXHIBIT 5.1

                           [LETTERHEAD]


                                                      August 16, 1999

Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064


         Re: Merger of AC Merger Sub Inc., a wholly owned subsidiary of Abbott Laboratories, with and into ALZA Corporation

Ladies and Gentlemen:

         We have acted as special counsel to Abbott Laboratories, an Illinois corporation ("Abbott"), in connection with the corporate proceedings taken and to be taken relating to the merger of AC Merger Sub Inc., a wholly owned subsidiary of Abbott, with and into ALZA Corporation ("ALZA"), with ALZA being the surviving corporation (the "Merger"), and conversion of each share of ALZA Common Stock, par value $0.01 per share, issued and outstanding at the effective time of the Merger into 1.2 Abbott common shares, without par value ("Abbott Common Shares"). We have also participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-4 (the "Registration Statement") relating to the Merger. In this connection, we have examined such corporate and other records, instruments, certificates and documents as we considered necessary to enable us to express this opinion.

         Based on the foregoing, it is our opinion that the Abbott Common Shares have been duly and validly authorized by all necessary action on the part of Abbott and when issued pursuant to the terms of the Agreement and Plan of Merger, dated as of June 21, 1999, will be validly issued, fully paid and non-assessable by Abbott.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Additional Information -- Legal Matters" therein.

                                                     Very truly yours,



                                                     /s/ MAYER, BROWN & PLATT
                                                     ------------------------
                                                     MAYER, BROWN & PLATT

PJN/SLS